EXHIBIT 99.3

TAMMCORP, INC.
ONE SOUTH MAIN STREET
CAPE GIRARDEAU, MISSOURI  63703

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
 TAMMCORP, INC.
Proxy Sheet For:

The undersigned hereby appoints John R. Abercrombie, with full power of substitution and revocation, to be the attorney and proxy of the undersigned at the special meeting of the shareholders of Tammcorp, Inc. ("Tammcorp"), to be held on [●], 2017, at [●] [●].m. local time, at Tammcorp's Corporate Training Center, located at 109 Independence Street, Cape Girardeau, Missouri 63703, and any adjournment or postponement thereof, and to represent and vote all of the shares of common stock or Class A preferred stock of Tammcorp that the undersigned would be entitled to vote if personally present upon the following proposals and to vote according to their discretion on any other matter that may properly be presented for action at the meeting or any adjournment or postponement thereof:
1.
To approve the Agreement and Plan of Merger, dated as of January 11, 2017 (the "Merger Agreement"), by and between Southern Missouri Bancorp, Inc. ("Southern Missouri") and Tammcorp, pursuant to which Tammcorp will merge with and into Southern Missouri.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2	To approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.
☐	FOR	☐	AGAINST	☐	ABSTAIN

IF PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE-LISTED PROPOSALS.  THE PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.
The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.  The undersigned also acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus relating to the special meeting.
Please sign your name exactly as it appears on the label affixed above.  When shares are held by two or more persons as co-owners, both or all should sign.  When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership or limited liability company, please sign in partnership or company name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.	_______________________________________ Signature
DATE: ____________________, 2017	_______________________________________ Signature, if held jointly
_______________________________________ Title (if applicable)	_______________________________________ Print name(s)